UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3857 Birch St
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 8, 2026, subsidiaries of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”, “we”, “our” or “us”) entered into a loan agreement, as described further below. In addition, the Company entered into amended and restated agreements with Brian Ragsdale and R2 Advisors, LLC (“R2 Advisors”), to reduce cost and improve flexibility on a month-to-month basis.
Loan Agreement
On May 8, 2026, Reven Housing Funding 1, LLC, Reven Housing Funding 2, LLC, BPDM Properties 2018-1 LLC and PORTII Properties 2020-1 LLC (together, the “Borrowers”) and Pacific Oak Residential Trust Inc. (“PORT”), entered into a loan agreement (the “Loan Agreement”) with KM PORT US Financing US LP, PORT 2026-04 Lender, LLC and other co-lenders (collectively, the “Lenders”) as lenders and KM PORT US Financing US LP (“Administrative Agent”), as administrative agent. The Borrowers and PORT are indirect wholly owned subsidiaries of the Company.
The Loan Agreement provides for a loan in the maximum aggregate principal amount of up to $216 million (the “Loan”), secured by a portfolio of single-family residential rental properties (the “Properties”) owned by the Borrowers, which was fully funded on May 8, 2026 (the “Closing Date”).
The Loan proceeds were used to replace existing financing on the Properties, all of which were repaid in full from Loan proceeds on the Closing Date. Loan proceeds were also used to fund an interest reserve of $10 million, reserves for taxes, insurance, HOA, and property maintenance costs, payment of an origination fee equal to 1.50% of the Loan amount, and a distribution of $4 million to PORT at closing, with an additional distribution of up to $4 million to PORT six months following the Closing Date, with the remaining balance available for ongoing working capital and operations of the Properties.
The Loan bears interest at a floating rate equal to one-month SOFR plus 4.75% per annum, subject to a floor rate of 7.75% per annum, adjusted monthly, and calculated on an Actual/360 basis. Payments are interest-only, with no scheduled amortization; the outstanding principal balance is due in full at maturity.
The Loan has an initial maturity date of August 8, 2027, subject to two successive six-month extension options, each exercisable upon satisfaction of customary conditions, including payment of an extension fee equal to 0.75% of the Loan amount per extension. If both options are exercised, the final maturity date would be August 8, 2028.
The Loan Agreement allows for voluntary prepayment in whole, subject to a make-whole premium as more fully described therein. The Loan is subject to a minimum interest obligation of $18.2 million, which effectively serves as a penalty for any voluntary prepayment in full during the initial term. Mandatory prepayment is required from net proceeds derived from certain events, including the sale or condemnation of any Property. Properties may be individually released from the lien of the security instrument upon the satisfaction of specified conditions, including payment of a release amount equal to the greater of 130% of the applicable allocated loan amount for such Property or 90% of the net sales proceeds attributable thereto.
Upon repayment in full, whether at maturity or by prepayment, the Borrowers are obligated to pay an exit fee equal to 1.25% of the Loan amount. The Loan Agreement also includes a loan-to-value covenant requiring the Borrowers to maintain a loan-to-value ratio of no greater than 65% of the appraised value of the Properties on an as-is basis, and a debt yield maintenance covenant measured against a step-up threshold schedule over the term of the Loan.
The Loan is secured by first-priority mortgage liens on the Properties, assignments of leases and rents, a pledge of the Borrowers’ membership interests, and a comprehensive cash management structure pursuant to which all rental income from the Properties is swept into a controlled cash management account maintained by the Administrative Agent. The Loan Agreement is cross-collateralized among all Borrowers and all Properties.
The Loan Agreement contains standard representations, warranties, reporting obligations, and affirmative and negative covenants, including limitations on additional indebtedness, transfers of the Properties, changes of control, and leasing practices. The Loan Agreement also requires the Borrowers to sell at least 150 Properties within the first six months following the Closing Date, and at least 100 Properties during each successive three-month period thereafter. Failure to satisfy this obligation constitutes an event of default. In addition, no more than 500 Properties may be vacant or unoccupied at any given time. Property values are determined by automated valuation models. Updated valuations are delivered to the Administrative Agent within 45 days after the end of each calendar quarter and are used to determine compliance with both the loan-to-value covenant and the paydown requirement described above.
Events of default include failure to satisfy post-closing items, nonpayment, breach of financial covenants, insolvency, and material adverse change, among others. The Loan Agreement also includes covenants relating to the existing asset management and property management arrangements for the Properties, including restrictions on amendment or termination without lender consent and lender rights to require termination under certain default or manager-related circumstances.

In connection with the Loan, Pacific Oak SOR Equity Holdings X LLC, an affiliate of PORT and an indirect wholly owned subsidiary of the Company, entered into a Guaranty of Recourse Carve-Outs, covering customary recourse carve-out events including fraud, misappropriation, waste, voluntary bankruptcy, and prohibited transfers. In addition, the sole member of each Borrower entered into a Sole Member Guaranty, pursuant to which such sole member guarantees the full payment and performance of such Borrower's obligations under the Loan Agreement. The Administrative Agent also has the right to assign, participate, sell, or otherwise syndicate the Loan in whole or in part without the consent of the Borrowers.
Amendment with the President, Chief Executive Officer and Chief Financial Officer
On May 12, 2026, the Company entered into an Amended and Restated Executive Services Agreement with Mr. Ragsdale, which amended and restated the parties’ prior agreement dated January 23, 2026. Under the amended agreement, Mr. Ragsdale will continue to serve as the Company’s President, Chief Executive Officer and Chief Financial Officer, and will also continue serving as the Company’s principal executive officer, principal financial officer and principal accounting officer during the term. The amended agreement continues through July 2026 and thereafter on a month-to-month basis unless earlier terminated in accordance with its terms. Instead of total compensation of $60,000 through the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026, the Company will pay Mr. Ragsdale $5,000 per month for services performed under the prior agreement and the amended agreement commencing with the month of January 2026, with a catch-up payment of $15,000.
Amendment with the Accounting and Reporting Manager
On May 12, 2026, the Company entered into an Amended and Restated Management Services Agreement with R2 Advisors, which amended and restated the parties’ prior agreement dated January 23, 2026. Under the amended agreement, R2 Advisors will continue to provide corporate-level accounting, reporting, governance and related support services, including executive officer support through the Company’s Chief Accounting Officer. The amended agreement is on a month-to-month basis unless earlier terminated in accordance with its terms. In lieu of $15,000 per month, plus ordinary-course out-of-pocket expenses and $575 per hour for out-of-scope services, the Company will pay R2 Advisors $10,000 per month, plus ordinary-course out-of-pocket expenses, with any approved out-of-scope services billed at $575 per hour.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information in this Report set forth under Item 1.01 with respect to the Loan Agreement is incorporated herein by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
The information contained in Item 1.01 with respect to the compensatory arrangements of certain officers is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description
10.1
Loan Agreement, dated as of May 8, 2026, by and among Reven Housing Funding 1, LLC, Reven Housing Funding 2, LLC, BPDM Properties 2018-1 LLC, PORTII Properties 2020-1 LLC, Pacific Oak Residential Trust Inc., KM PORT US Financing US LP, PORT 2026-04 Lender, LLC and KM PORT US Financing US LP, as Administrative Agent.

10.2	Guaranty of Recourse Carve-Outs, dated as of May 8, 2026, by Pacific Oak SOR Equity Holdings X LLC in favor of KM PORT US Financing US LP, as Administrative Agent.

10.3	Sole Member Guaranty, dated May 8, 2026, by and between PORTII Owner 2020-1 LLC and KM PORT US Financing US LP.

10.4	Sole Member Guaranty, dated May 8, 2026, by and between Reven Housing Funding Manager, LLC and KM PORT US Financing US LP.

10.5	Sole Member Guaranty, dated May 8, 2026, by and between Reven Housing Funding Manager 2, LLC and KM PORT US Financing US LP.

10.6	Sole Member Guaranty, dated May 8, 2026, by and between BPDM Owner 2018-1 LLC and KM PORT US Financing US LP.

10.7	Executive Services Agreement, dated as of January 23, 2026, by and between Pacific Oak Strategic Opportunity REIT, Inc. and Brian Ragsdale.

10.8	Management Services Agreement, dated as of January 23, 2026, by and between Pacific Oak Strategic Opportunity REIT, Inc. and R2 Advisors, LLC.

10.9	Amended and Restated Executive Services Agreement, dated as of May 12, 2026, by and between Pacific Oak Strategic Opportunity REIT, Inc. and Brian Ragsdale.

10.10	Amended and Restated Management Services Agreement, dated as of May 12, 2026, by and between Pacific Oak Strategic Opportunity REIT, Inc. and R2 Advisors, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: May 14, 2026	By:	/s/ Brian Ragsdale
Brian Ragsdale
President, Chief Executive Officer and Chief Financial Officer
(principal executive officer)